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                                                                   EXHIBIT 21.1
                                                 SUBSIDIARIES OF THE REGISTRANT
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                                                                       STATE OF
                                                                   INCORPORATION OR
        PARENT            SUBSIDIARY       PERCENT OF OWNERSHIP      ORGANIZATION
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
                          The First
     First Ottawa       National Bank
   Bancshares, Inc.       of Ottawa               100%              National Bank
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                         First Ottawa
 The First National       Financial
   Bank of Ottawa        Corporation              100%                Delaware
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